Coho Energy, Inc.
                          14785 Preston Road, Suite 860
                               Dallas, Texas  75240


                                                              September 29, 1997

The Morgan Stanley Leveraged
  Equity Fund II, L.P.
Quinn Oil Company Ltd.
c/o Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, NY  10020

Attention:  Howard I. Hoffen

Dear Sirs:

                  1. Reference is made to the Registration Rights and Shareholder Agreement (the "Agreement") dated as of December 8, 1994, among Coho Energy, Inc., a Texas corporation, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership, and Quinn Oil Company Ltd., a Texas limited partnership. Defined terms used herein that are not defined herein shall have the meanings assigned to them in the Agreement.

                  2. Section 5.1 of the Agreement is hereby amended in its entirety to read as follows:

                  "5.1 Board of Directors. The Company agrees to nominate two persons, one designated by MSLEF II (the "First Designee"), and one designated by Quinn (the "Second Designee"), for election to the Board of Directors of the Company at each annual meeting of the Company's shareholders after 1997. In the event the shares of Common Stock owned by MSLEF II and Quinn that were acquired by them pursuant to the Acquisition or upon the exchange of (or in satisfaction of accrued dividends with respect to) the Series A Preferred (including for this purpose shares that have been distributed by MSLEF II or Quinn to their respective partners and are owned by such partners) shall constitute less than 5% of the outstanding shares of Common Stock, the Company's obligations with respect to this Section 5.1 shall cease. To the extent the Company's proxy statement for any annual meeting includes a recommendation regarding the election of any other nominees to the Company's Board of Directors, the Company agrees to include a recommendation that the shareholders also vote in favor of the foregoing nominees."

                  3. This Agreement shall become effective upon the closing of the sale of the shares of Common Stock covered by the Company's Registration Statement on Form S-3 (Registration Number 333-33979).

                  4. This Agreement shall be governed by the laws of the State of Texas.


                                             COHO ENERGY, INC.


                                             By:
                                                -------------------------------
                                                  Name:  Jeffrey Clarke
                                                  Title:  President

Accepted and agreed as of the date first above written:


QUINN OIL COMPANY LTD.


By:
    -------------------------------
     Name:  Carl S. Quinn,
     Title:  General Partner


THE MORGAN STANLEY LEVERAGED
  EQUITY FUND II, L.P.

BY: MORGAN STANLEY LEVERAGED
    EQUITY FUND II, INC., its
    GENERAL PARTNER


By:
    -------------------------------
     Name:
     Title: